 Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES NET INCOME OF $19.3 MILLION FOR THE SECOND QUARTER OF 2015, SECOND HIGHEST IN THE COMPANY’S HISTORY; DECLARES CASH DIVIDEND

NORWICH, NY (July 27, 2015) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) announced reported net income for the three months ended June 30, 2015 was $19.3 million, up from $18.2 million for the first quarter of 2015, and down from $27.6 million for the second quarter of 2014.  Reported net income for the second quarter of 2014 included an $11.2 million net gain (after taxes and related incentive compensation) on the sale of our ownership interest in Springstone LLC (“Springstone”), partially offset by $2.9 million in prepayment penalties, net of tax, related to our long-term debt restructuring strategy.  Reported diluted earnings per share for the three months ended June 30, 2015 was $0.43, as compared with $0.41 for the prior quarter, and $0.62 per share for the second quarter of 2014.

Core net income for the three months ended June 30, 2015 was $19.6 million, up from $18.2 million in the previous quarter, and up from $19.1 million from the same period last year.  Core earnings per diluted share for the three months ended June 30, 2015 was $0.44, up from $0.41 for the first quarter of 2015, and up from $0.43 for the second quarter of 2014.

Reported net income for the six months ended June 30, 2015 was $37.4 million, down from $45.6 million for the same period last year.  Reported net income for the six months ended June 30, 2014 included the aforementioned gain on the sale of our ownership interest in Springstone, partially offset by the aforementioned prepayment penalties related to our long-term debt restructuring strategy.  Reported diluted earnings per share for the six months ended June 30, 2015 was $0.84, as compared with $1.03 for the same period in 2014.

Core net income for the six months ended June 30, 2015 was $37.7 million, up from $37.5 million for the same period last year.  Core earnings per diluted share for the six months ended June 30, 2015 was $0.85, equivalent to the same period last year.

The second quarter and year to date reported results for 2015 and 2014 contained items which the Company considers non-core, such as the gain on the sale of an equity investment and long-term debt restructuring prepayment penalties in 2014, and other items not considered core to our operations in both years.

Second Quarter 2015 Highlights:

•	Core net income for the second quarter of 2015 was second highest in the Company’s history

•	Strong second quarter organic loan growth (annualized) of 10.5% driven by:

o	Commercial – 13.1%
o	Residential mortgage – 10.2%
o	Consumer – 11.9%

•	Continued positive trends in asset quality indicators:
o	Nonperforming loans to total loans improved to 0.77% at June 30, 2015 from 0.85% at March 31, 2015 and 0.96% at June 30, 2014
o	Annualized net charge-offs to average loans improved to 0.30% for the second quarter of 2015, down from 0.34% for the first quarter of 2015 and 0.41% for the 2014 full year

“For the second quarter of 2015, we’re pleased to report strong earnings with both our reported and core net income at the second highest level in NBT’s history,” said NBT President and CEO Martin Dietrich. “Our bankers are contributing to these results with robust organic loan growth for the second quarter of 10.5% annualized. All sectors are performing well, particularly the commercial portfolio where growth in our established markets is being augmented by lending in our new markets in New England.”

Net interest income was $62.7 million for the second quarter of 2015, up $0.5 million from the previous quarter, and up $0.1 million from the second quarter of 2014.  FTE net interest margin was 3.51% for the three months ended June 30, 2015, down from 3.60% for the previous quarter and the second quarter of 2014.  Average interest earning assets were up $149.3 million, or 2.1%, for the second quarter of 2015 as compared to the prior quarter, and up $188.6 million, or 2.7%, from the same period in 2014.  The increase from the first quarter of 2015 was driven primarily by organic loan production.  Annualized organic loan growth of 10.5% during the second quarter of 2015 was driven by growth in most portfolios.  Yields on earning assets decreased by 10 basis points (“bps”) from 3.89% during the first quarter of 2015 to 3.79% for the second quarter of 2015, which was more than offset by the growth in earning assets during the second quarter of 2015, and resulted in modest growth in net interest income.  The yield compression was driven by a 9 bp decrease in loan yields from the first quarter of 2015 to the second quarter of 2015.  Average interest bearing liabilities increased $88.5 million, or 1.7%, from the first quarter of 2015 to the second quarter of 2015, which was driven by a 1.1% increase in interest bearing deposits for the second quarter of 2015.  We continued to experience migration of time deposits to lower cost transaction accounts and the rate paid on money market deposit accounts decreased slightly during the second quarter of 2015, which contributed to a 1 bp decrease in the rate paid on interest bearing liabilities for the three months ended June 30, 2015 as compared to the prior period.  The decrease on the rate paid on interest bearing liabilities partially offset the aforementioned rate compression on earning assets.

Net interest income was $124.9 million for the six months ended June 30, 2015, up $0.8 million from the same period in 2014.  FTE net interest margin was 3.55% for the six months ended June 30, 2015, down from 3.62% for the six months ended June 30, 2014.  Average interest earning assets were up $159.6 million, or 2.3%, for the six months ended June 30, 2015 as compared to the same period in 2014.  This increase from last year was driven primarily by 6.3% annualized organic loan growth during the first six months of 2015.  Yields on earning assets decreased from 3.98% during the first six months of 2014 to 3.84% for the first six months of 2015, and offset the growth in earning assets resulting in a 1.2% decrease in interest income for the six months ended June 30, 2015 as compared to the same period in 2014.  The yield compression was driven by an 18 bp decrease in loan yields from the first six months of 2014 to the first six months of 2015.  Average interest bearing liabilities decreased $57.4 million, or 1.1%, from the six months ended June 30, 2014 to the six months ended June 30, 2015, which was driven by a $168.9 million decrease in average long-term borrowings due to the debt restructuring strategy completed during the third quarter of 2014.  In addition, average short-term borrowings decreased $107.0 million for the six months ended June 30, 2015 as compared to the same period last year.  These decreases were partially offset by a $218.5 million, or 5.0%, increase in interest bearing deposits for the first six months of 2015 as compared to the same period in 2014.  This deposit growth was driven by increases in money market deposit accounts as well as savings deposits in the first six months of 2015.  The rates paid on interest bearing liabilities decreased by 9 bps for the six months ended June 30, 2015 as compared to the same period in 2014.  This decrease resulted primarily from the aforementioned debt restructuring and partially offset the rate compression on earning assets.

Noninterest income for the three months ended June 30, 2015 was $28.2 million, up $1.7 million, or 6.3% from the prior quarter, and up $1.6 million, or 6.0%, from the second quarter of 2014 when adjusted for the sale of Springstone.  The increase from the prior quarter was driven primarily by increases in trust income, ATM and debit card fees, retirement plan administration fees, and other noninterest income.  Trust revenue was up $0.7 million, or 16.8%, for the second quarter of 2015 as compared with the first quarter of 2015 due primarily to seasonality of trust revenue.  ATM and debit card fees were up $0.4 million, or 10.1%, for the second quarter of 2015 as compared to the first quarter of 2015 due primarily to increases in debit card transactions and number of accounts.  Retirement plan administration fees were up $0.4 million, or 11.6%, for the second quarter of 2015 as compared to the first quarter of 2015 due primarily to new business generation.  Other noninterest income was up $1.1 million, or 41.1%, for the second quarter of 2015 as compared to the first quarter of 2015 due primarily to an acquired loan charge-off recovery during the second quarter.  These increases were partially offset by a $0.6 million, or 40.5%, decrease in bank owned life insurance due to benefit payments received during the first quarter of 2015.  In addition, insurance and other financial services revenue decreased $0.5 million, or 8.4%, in the second quarter of 2015 as compared with the first quarter of 2015 due primarily to seasonality of insurance revenue.

Noninterest income for the six months ended June 30, 2015 was $54.7 million, up $1.8 million, or 3.5% from the same period last year when adjusted for the sale of Springstone.  The increase from the prior year was driven primarily by increases in retirement plan administration fees, ATM and debit card fees, and other noninterest income.  Retirement plan administration fees were up $0.9 million, or 14.7%, for the first half of 2015 as compared to the same period in 2014 due primarily to new business generation.  ATM and debit card fees were up $0.5 million, or 5.9%, for the first half of 2015 as compared to the same period last year due primarily to an increase in debit card activity.    Other noninterest income was up $0.6 million, or 10.8%, for the first half of 2015 as compared to the first half of 2014.

Noninterest expense for the three months ended June 30, 2015 was $58.0 million, up $0.3 million or 0.5% from the prior quarter and down $0.2 million from the second quarter of 2014, after adjusting for the $4.6 million in prepayment penalties incurred as a result of the debt restructuring in 2014.  The increase from the prior quarter was due primarily to a $1.0 million or 19.5%, increase in other operating expenses driven by branch reorganization expenses incurred in the second quarter of 2015.  In addition, salaries and employee benefits increased $0.6 million, or 2.2%, from the first quarter of 2015 to the second quarter of 2015.  These increases were partially offset by a decrease in occupancy expenses for the second quarter of 2015 from the first quarter of 2015 due to seasonal expenses.  Loan collection and other real estate owned expenses decreased $0.9 million from the first quarter of 2015 to the second quarter of 2015 due to gains on sales of other real estate owned recorded in the second quarter of 2015 which offset expenses during the period.  Income tax expense for the three month period ended June 30, 2015 was $9.8 million, up $0.6 million from the prior quarter, and down $4.3 million from the second quarter of 2014, which included the impact of the aforementioned non-core items.  The increase from the prior period was due primarily to a higher level of taxable income for the second quarter of 2015.  The effective tax rate was 33.6% for the first and second quarters of 2015, and 33.7% for the second quarter of 2014.

Noninterest expense for the six months ended June 30, 2015 was $115.7 million, down $4.6 million or 3.8% from the same period in 2014, due primarily to the $4.6 million in prepayment penalties incurred in the second quarter of 2014.  Excluding this non-core prepayment penalty, noninterest expense was flat for the first six months of 2015 as compared to the same period last year.  Loan collection and other real estate owned expenses decreased $0.9 million in the first six months of 2015 as compared to the same period in 2014 due to gains on sales of real estate recorded in the second quarter of 2015, which offset expenses during the period.  This decrease was offset by a $0.7 million increase in other operating expenses for the first six months of 2015 as compared to the same period in 2014, driven by the aforementioned branch reorganization expenses incurred in the second quarter of 2015.  Income tax expense for the six month period ended June 30, 2015 was $18.9 million, down $3.8 million from the six month period ended June 30, 2014.  The decrease from 2014 was due to a lower level of taxable income in 2015 primarily due to the non-core items recorded in 2014.  The effective tax rate was 33.6% for the first six months of 2015 as compared to 33.2% for the first six months of 2014.

Asset Quality

Net charge-offs were $4.3 million for the three months ended June 30, 2015, down from $4.6 million for the prior quarter, and up slightly from $4.1 million for the second quarter of 2014.  Provision expense was $3.9 million for the three months ended June 30, 2015, as compared with $3.6 million for the prior quarter, and $4.2 million for the second quarter of 2014.  Provision expense for the second quarter of 2015 was less than charge-offs due to the continued improvement in asset quality metrics.  Annualized net charge-offs to average loans for the second quarter of 2015 was 0.30%, compared with 0.34% for the first quarter of 2015 and 0.30% for the second quarter of 2014.

Nonperforming loans to total loans was 0.77% at June 30, 2015, down 8 bps from the prior quarter, and down 19 bps from June 30, 2014.  Past due loans as a percentage of total loans were 0.61% at June 30, 2015 as compared to 0.69% at December 31, 2014.

The allowance for loan losses totaled $65.0 million at June 30, 2015, compared to $65.4 million at March 31, 2015, and $69.5 million at June 30, 2014.  The allowance for loan losses as a percentage of loans was 1.13% (1.24% excluding acquired loans with no related allowance recorded) at June 30, 2015, compared to 1.16% (1.29% excluding acquired loans with no related allowance recorded) at March 31, 2015 and 1.25% (1.44% excluding acquired loans with no related allowance recorded) at June 30, 2014.  The decrease in the allowance for loan losses as a percentage of loans from prior periods was due primarily to continued positive trends in asset quality metrics of the originated loan portfolio.

Balance Sheet

Total assets were $8.1 billion at June 30, 2015, up $274.6 million, or 3.5% from December 31, 2014.  Loans were $5.8 billion at June 30, 2015, up $175.6 million, or 3.1%, from December 31, 2014.  Total deposits were $6.4 billion at June 30, 2015, up $71.9 million, or 1.1%, from December 31, 2014.  Stockholders’ equity was $876.0 million, representing a total equity-to-total assets ratio of 10.85% at June 30, 2015, compared with $864.2 million or a total equity-to-total assets ratio of 11.08% at December 31, 2014.

Stock Repurchase Program

The Company purchased 433,351 shares of its common stock during the six months ended June 30, 2015 at an average price of $24.63 per share under a previously announced plan.  As of June 30, 2015, there were 566,649 shares available for repurchase under this plan, which expires on December 31, 2016.  On July 27, 2015, the NBT Board of Directors authorized a new repurchase program for NBT to repurchase up to an additional 1,000,000 shares of its outstanding common stock.  This plan expires on December 31, 2016.

Dividend

The NBT Board of Directors approved a 2015 third-quarter cash dividend of $0.22 per share at a meeting held today.  The dividend will be paid on September 15, 2015 to shareholders of record as of September 1, 2015.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $8.1 billion at June 30, 2015.  The company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies.  NBT Bank, N.A. has over 155 banking locations with offices in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. NBT-Mang Insurance Agency, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.nbtmang.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation.  Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures adjust GAAP measures to exclude the effects of sales of securities and certain non-recurring and merger-related expenses.  Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables.  Management believes that these non-GAAP measures provided useful information that is important to an understanding of the operating results of NBT’s core business (due to the non-recurring nature of the excluded items).  Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA

(unaudited, dollars in thousands except per share data)

	2015		2014
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Reconciliation of Non-GAAP Financial Measures:
Reported net income (GAAP)	$19,281	$18,166	$18,513	$10,912	$27,640
Adj: (Gain) / Loss on sale of securities, net (net of tax)	(17)	(9)	(22)	(25)	(9)
Adj: Other adjustments (net of tax) (1)	324	-	11	83	(315)
Adj: Gain on sale of Springstone (net of tax and related incentive compensation)	-	-	-	-	(11,168)
Adj: Prepayment penalties related to debt restructuring (net of tax)	-	-	-	8,833	2,925
Total Adjustments	307	(9)	(11)	8,891	(8,567)
Core net income	$19,588	$18,157	$18,502	$19,803	$19,073

Profitability:
Core Diluted Earnings Per Share	$0.44	$0.41	$0.42	$0.45	$0.43
Diluted Earnings Per Share	$0.43	$0.41	$0.42	$0.25	$0.62
Weighted Average Diluted Common Shares Outstanding	44,530,123	44,641,913	44,535,274	44,405,357	44,363,787
Core Return on Average Assets (2)	0.99%	0.94%	0.94%	1.01%	0.99%
Return on Average Assets (2)	0.97%	0.94%	0.94%	0.55%	1.43%
Core Return on Average Equity (2)	8.95%	8.45%	8.45%	9.19%	9.06%
Return on Average Equity (2)	8.81%	8.46%	8.46%	5.06%	13.12%
Core Return on Average Tangible Common Equity (2)(4)	13.67%	13.07%	13.08%	14.35%	14.27%
Return on Average Tangible Common Equity (2)(4)	13.47%	13.08%	13.09%	8.15%	20.43%
Net Interest Margin (2)(3)	3.51%	3.60%	3.61%	3.61%	3.60%

Six Months Ended June 30,

Reconciliation of Non-GAAP Financial Measures:	2015	2014
Reported net income (GAAP)	$37,447	$45,649
Adj: Gain on sale of securities, net (net of tax)	(26)	(14)
Adj: Other adjustments (net of tax) (6)	324	115
Adj: Gain on sale of Springstone (net of tax and related incentive compensation)	-	(11,168)
Adj: Prepayment penalties related to debt restructuring (net of tax)	-	2,925
Total Adjustments	298	(8,142)
Core net income	$37,745	$37,507

Profitability:
Core Diluted Earnings Per Share	$0.85	$0.85
Diluted Earnings Per Share	$0.84	$1.03
Weighted Average Diluted Common Shares Outstanding	44,589,358	44,328,854
Core Return on Average Assets (2)	0.97%	0.98%
Return on Average Assets (2)	0.96%	1.20%
Core Return on Average Equity (2)	8.70%	9.04%
Return on Average Equity (2)	8.63%	11.00%
Core Return on Average Tangible Common Equity (2)(5)	13.38%	14.38%
Return on Average Tangible Common Equity (2)(5)	13.28%	17.37%
Net Interest Margin (2)(3)	3.55%	3.62%

(1)	Primarily net gain on settlement of litigation and reorganization expenses for 2014 and reorganization expenses in 2015.
(2)	Annualized
(3)	Calculated on a Fully Tax Equivalent (“FTE”) basis
(4)	Excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2015		2014
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Average stockholders' equity	$878,164	$871,074	$868,634	$855,164	$844,707
Less: average goodwill and other intangibles	282,272	283,508	284,743	285,993	287,366
Average tangible common equity	$595,892	$587,566	$583,891	$569,171	$557,341

(5)	Excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	6 Months ended June 30,
	2015	2014
Average stockholders' equity	$874,639	$836,692
Less: average goodwill and other intangibles	282,887	288,685
Average tangible common equity	$591,752	$548,007

(6)	Primarily net gain on settlement of litigation and reorganization expenses for 2014 and reorganization expenses for 2015.

Note:  Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA

(unaudited, dollars in thousands except per share data)

	2015		2014
	2nd Q	1st Q	4th Q		3rd Q		2nd Q
Balance Sheet Data:
Securities Available for Sale	$1,129,249	$1,071,654	$1,013,171		$1,044,502		$1,378,799
Securities Held to Maturity	454,312	456,773	454,361		459,620		125,965
Net Loans	5,705,929	5,557,664	5,528,912		5,517,757		5,504,954
Total Assets	8,072,485	7,863,861	7,797,926		7,867,031		7,869,512
Total Deposits	6,371,479	6,479,437	6,299,605		6,314,939		6,042,588
Total Borrowings	743,893	425,143	548,943		607,889		886,799
Total Liabilities	7,196,514	6,986,367	6,933,745		7,009,591		7,012,371
Stockholders' Equity	875,971	877,494	864,181		857,440		857,141

Asset Quality:
Nonaccrual Loans	$42,286	$45,053	$41,074		$50,531		$51,234
90 Days Past Due and Still Accruing	1,994	2,601	4,941		4,022		2,186
Total Nonperforming Loans	44,280	47,654	46,015		54,553		53,420
Other Real Estate Owned	4,649	4,387	3,964		1,497		1,953
Total Nonperforming Assets	48,929	52,041	49,979		56,050		55,373
Allowance for Loan Losses	64,959	65,359	66,359		69,334		69,534

Asset Quality Ratios (Total):
Allowance for Loan Losses to Total Loans	1.13%	1.16%	1.19%		1.24%		1.25%
Total Nonperforming Loans to Total Loans	0.77%	0.85%	0.82%		0.98%		0.96%
Total Nonperforming Assets to Total Assets	0.61%	0.66%	0.64%		0.71%		0.70%
Allowance for Loan Losses to Total Nonperforming Loans	146.70%	137.15%	144.21%		127.09%		130.16%
Past Due Loans to Total Loans	0.61%	0.54%	0.69%		0.65%		0.57%
Net Charge-Offs to Average Loans (3)	0.30%	0.34%	0.70%		0.36%		0.30%

Asset Quality Ratios (Originated) (1):
Allowance for Loan Losses to Loans	1.24%	1.29%	1.36%		1.38%		1.44%
Nonperforming Loans to Loans	0.59%	0.69%	0.72%		0.83%		0.81%
Allowance for Loan Losses to Nonperforming Loans	208.99%	188.68%	187.88%		166.69%		177.01%
Past Due Loans to Loans	0.64%	0.56%	0.73%		0.70%		0.59%

Capital:
Equity to Assets	10.85%	11.16%	11.08%		10.90%		10.89%
Book Value Per Share	$20.05	$19.95	$19.69		$19.62		$19.61
Tangible Book Value Per Share (2)	$13.61	$13.52	$13.22		$13.09		$13.06
Tier 1 Leverage Ratio	9.57%	9.72%	9.39%		9.20%		9.23%
Common Equity Tier 1 Capital Ratio	10.22%	10.46%	N/	A	N/	A	N/	A
Tier 1 Capital Ratio	11.78%	12.05%	12.32%		11.94%		11.87%
Total Risk-Based Capital Ratio	12.84%	13.15%	13.50%		13.16%		13.09%
Common Stock Price (End of Period)	$26.17	$25.06	$26.27		$22.52		$24.02

(1)	Excludes acquired loans
(2)	Stockholders' equity less goodwill and intangible assets divided by common shares outstanding
(3)	Annualized

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

(unaudited, dollars in thousands)

ASSETS	June 30, 2015	December 31, 2014
Cash and due from banks	$127,676	$139,635
Short term interest bearing accounts	6,535	7,001
Securities available for sale, at fair value	1,129,249	1,013,171
Securities held to maturity (fair value of $454,255 and $454,994 at June 30, 2015 and December 31, 2014, respectively)	454,312	454,361
Trading securities	8,468	7,793
Federal Reserve and Federal Home Loan Bank stock	38,659	32,626
Loans	5,770,888	5,595,271
Less allowance for loan losses	64,959	66,359
Net loans	5,705,929	5,528,912
Premises and equipment, net	87,652	89,258
Goodwill	263,634	263,634
Intangible assets, net	17,897	20,317
Bank owned life insurance	115,241	114,251
Other assets	117,233	126,967
TOTAL ASSETS	$8,072,485	$7,797,926

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$1,840,012	$1,838,622
Savings, NOW, and money market	3,583,313	3,417,160
Time	948,154	1,043,823
Total deposits	6,371,479	6,299,605
Short-term borrowings	511,992	316,802
Long-term debt	130,705	130,945
Junior subordinated debt	101,196	101,196
Other liabilities	81,142	85,197
Total liabilities	7,196,514	6,933,745

Total stockholders' equity	875,971	864,181

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,072,485	$7,797,926

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

(unaudited, dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Interest, fee and dividend income:
Loans	$59,873	$60,559	$119,391	$120,574
Securities available for sale	5,144	6,612	10,089	13,369
Securities held to maturity	2,315	783	4,598	1,551
Other	395	502	875	1,039
Total interest, fee and dividend income	67,727	68,456	134,953	136,533
Interest expense:
Deposits	3,517	3,000	7,090	6,284
Short-term borrowings	144	209	265	440
Long-term debt	836	2,135	1,662	4,642
Junior subordinated debt	545	538	1,085	1,076
Total interest expense	5,042	5,882	10,102	12,442
Net interest income	62,685	62,574	124,851	124,091
Provision for loan losses	3,898	4,166	7,540	7,762
Net interest income after provision for loan losses	58,787	58,408	117,311	116,329
Noninterest income:
Insurance and other financial services revenue	5,836	5,594	12,210	12,331
Service charges on deposit accounts	4,285	4,397	8,357	8,766
ATM and debit card fees	4,679	4,357	8,927	8,429
Retirement plan administration fees	3,566	2,977	6,762	5,895
Trust	5,196	4,953	9,646	9,399
Bank owned life insurance income	928	978	2,487	2,360
Net securities gains	26	14	40	21
Gain on the sale of Springstone investment	-	19,401	-	19,401
Other	3,699	3,356	6,320	5,702
Total noninterest income	28,215	46,027	54,749	72,304
Noninterest expense:
Salaries and employee benefits	30,831	31,142	61,013	60,676
Occupancy	5,412	5,435	11,478	11,661
Data processing and communications	4,288	4,015	8,391	8,016
Professional fees and outside services	3,395	3,752	6,892	7,167
Equipment	3,316	3,132	6,565	6,248
Office supplies and postage	1,627	1,803	3,246	3,488
FDIC expenses	1,280	1,229	2,478	2,507
Advertising	734	726	1,453	1,465
Amortization of intangible assets	1,187	1,236	2,471	2,546
Loan collection and other real estate owned	22	801	894	1,841
Prepayment penalties on long-term debt	-	4,554	-	4,554
Other operating	5,872	4,911	10,785	10,084
Total noninterest expense	57,964	62,736	115,666	120,253
Income before income taxes	29,038	41,699	56,394	68,380
Income taxes	9,757	14,059	18,947	22,731
Net income	$19,281	$27,640	$37,447	$45,649
Earnings Per Share:
Basic	$0.44	$0.63	$0.85	$1.04
Diluted	$0.43	$0.62	$0.84	$1.03

NBT Bancorp Inc. and Subsidiaries
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

(unaudited, dollars in thousands except per share data)

	2015		2014
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Interest, fee and dividend income:
Loans	$59,873	$59,518	$61,577	$61,173	$60,559
Securities available for sale	5,144	4,945	5,000	6,095	6,612
Securities held to maturity	2,315	2,283	2,357	1,353	783
Other	395	480	480	513	502
Total interest, fee and dividend income	67,727	67,226	69,414	69,134	68,456
Interest expense:
Deposits	3,517	3,573	3,856	3,498	3,000
Short-term borrowings	144	121	143	262	209
Long-term debt	836	826	846	1,067	2,135
Junior subordinated debt	545	540	545	544	538
Total interest expense	5,042	5,060	5,390	5,371	5,882
Net interest income	62,685	62,166	64,024	63,763	62,574
Provision for loan losses	3,898	3,642	6,892	4,885	4,166
Net interest income after provision for loan losses	58,787	58,524	57,132	58,878	58,408
Noninterest income:
Insurance and other financial services revenue	5,836	6,374	6,007	6,179	5,594
Service charges on deposit accounts	4,285	4,072	4,656	4,519	4,397
ATM and debit card fees	4,679	4,248	4,266	4,440	4,357
Retirement plan administration fees	3,566	3,196	2,962	3,272	2,977
Trust	5,196	4,450	4,793	4,758	4,953
Bank owned life insurance income	928	1,559	1,894	1,095	978
Net securities gains	26	14	33	38	14
Gain on the sale of Springstone investment	-	-	-	-	19,401
Other	3,699	2,621	2,435	2,376	3,356
Total noninterest income	28,215	26,534	27,046	26,677	46,027
Noninterest expense:
Salaries and employee benefits	30,831	30,182	30,058	28,933	31,142
Occupancy	5,412	6,066	5,256	5,211	5,435
Data processing and communications	4,288	4,103	4,092	4,029	4,015
Professional fees and outside services	3,395	3,497	3,564	3,695	3,752
Equipment	3,316	3,249	3,211	3,199	3,132
Office supplies and postage	1,627	1,619	1,762	1,733	1,803
FDIC expenses	1,280	1,198	1,302	1,135	1,229
Advertising	734	719	963	403	726
Amortization of intangible assets	1,187	1,284	1,226	1,275	1,236
Loan collection and other real estate owned	22	872	702	705	801
Prepayment penalties on long-term debt	-	-	-	13,348	4,554
Other operating	5,872	4,913	4,607	5,401	4,911
Total noninterest expense	57,964	57,702	56,743	69,067	62,736
Income before income taxes	29,038	27,356	27,435	16,488	41,699
Income taxes	9,757	9,190	8,922	5,576	14,059
Net income	$19,281	$18,166	$18,513	$10,912	$27,640
Earnings per share:
Basic	$0.44	$0.41	$0.42	$0.25	$0.63
Diluted	$0.43	$0.41	$0.42	$0.25	$0.62

Note:  Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
AVERAGE QUARTERLY BALANCE SHEETS

(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q2 - 2015		Q1 - 2015		Q4 - 2014		Q3 - 2014		Q2 - 2014
ASSETS:
Short-term interest bearing accounts	$9,854	0.36%	$9,156	0.30%	$5,895	0.51%	$4,791	0.54%	$3,915	0.76%
Securities available for sale (1)(2)	1,067,619	1.98%	1,018,880	2.02%	1,018,505	2.00%	1,263,375	2.01%	1,376,314	2.05%
Securities held to maturity (1)	452,948	2.49%	454,957	2.47%	458,038	2.45%	234,403	2.84%	121,042	3.43%
Investment in FRB and FHLB Banks	31,564	4.90%	30,931	6.20%	31,274	6.01%	39,459	5.06%	42,965	4.63%
Loans (3)	5,688,159	4.24%	5,586,942	4.33%	5,603,268	4.37%	5,563,206	4.38%	5,517,315	4.42%
Total interest earning assets	$7,250,144	3.79%	$7,100,866	3.89%	$7,116,980	3.92%	$7,105,234	3.91%	$7,061,551	3.94%
Other assets	685,523		696,091		709,955		697,814		680,059
Total assets	$7,935,667		$7,796,957		$7,826,935		$7,803,048		$7,741,610

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,598,898	0.20%	$1,544,488	0.21%	$1,524,881	0.20%	$1,452,287	0.19%	$1,441,284	0.15%
NOW deposit accounts	974,504	0.05%	972,263	0.05%	978,527	0.05%	927,026	0.05%	960,698	0.06%
Savings deposits	1,080,954	0.06%	1,040,031	0.06%	1,017,300	0.08%	1,025,795	0.07%	1,040,528	0.07%
Time deposits	968,714	1.00%	1,014,904	1.00%	1,058,615	1.03%	1,032,370	0.96%	971,595	0.88%
Total interest bearing deposits	$4,623,070	0.31%	$4,571,686	0.32%	$4,579,323	0.33%	$4,437,478	0.31%	$4,414,105	0.27%
Short-term borrowings	302,693	0.19%	265,420	0.19%	299,981	0.19%	447,761	0.23%	383,480	0.22%
Junior subordinated debentures	101,196	2.16%	101,196	2.16%	101,196	2.13%	101,196	2.13%	101,196	2.13%
Long-term debt	130,743	2.56%	130,879	2.56%	131,000	2.56%	170,223	2.49%	290,791	2.95%
Total interest bearing liabilities	$5,157,702	0.39%	$5,069,181	0.40%	$5,111,500	0.42%	$5,156,658	0.41%	$5,189,572	0.45%
Demand deposits	1,815,705		1,770,703		1,759,482		1,708,632		1,620,488
Other liabilities	84,096		85,999		87,319		82,594		86,843
Stockholders' equity	878,164		871,074		868,634		855,164		844,707
Total liabilities and stockholders' equity	$7,935,667		$7,796,957		$7,826,935		$7,803,048		$7,741,610

Interest rate spread		3.40%		3.49%		3.50%		3.50%		3.49%
Net interest margin		3.51%		3.60%		3.61%		3.61%		3.60%

(1)	Securities are shown at average amortized cost
(2)	Excluding unrealized gains or losses
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
AVERAGE YEAR-TO-DATE BALANCE SHEETS

(unaudited, dollars in thousands)

	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
Six Months ended June 30,	2015			2014
ASSETS:
Short-term interest bearing accounts	$9,507	$16	0.33%	$3,328	$14	0.87%
Securities available for sale (1)(2)	1,043,385	10,349	2.00%	1,379,014	14,212	2.08%
Securities held to maturity (1)	453,947	5,580	2.48%	118,840	2,048	3.48%
Investment in FRB and FHLB Banks	31,250	859	5.54%	43,279	1,028	4.79%
Loans (3)	5,637,829	119,770	4.28%	5,471,879	121,002	4.46%
Total interest earning assets	$7,175,918	$136,574	3.84%	$7,016,340	$138,304	3.98%
Other assets	690,777			679,654
Total assets	$7,866,695			$7,695,994

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,571,843	1,603	0.21%	$1,426,446	1,066	0.15%
NOW deposit accounts	973,390	249	0.05%	946,691	256	0.05%
Savings deposits	1,060,606	324	0.06%	1,020,391	369	0.07%
Time deposits	991,681	4,914	1.00%	985,510	4,593	0.94%
Total interest bearing deposits	$4,597,520	$7,090	0.31%	$4,379,038	$6,284	0.29%
Short-term borrowings	284,160	265	0.19%	391,173	440	0.23%
Trust preferred debentures	101,196	1,085	2.16%	101,196	1,076	2.14%
Long-term debt	130,811	1,662	2.56%	299,726	4,642	3.12%
Total interest bearing liabilities	$5,113,687	$10,102	0.40%	$5,171,133	$12,442	0.49%
Demand deposits	1,793,328			1,605,261
Other liabilities	85,041			82,908
Stockholders' equity	874,639			836,692
Total liabilities and stockholders' equity	$7,866,695			$7,695,994
Net interest income (FTE)		126,472			125,862
Interest rate spread			3.44%			3.49%
Net interest margin			3.55%			3.62%
Taxable equivalent adjustment		1,621			1,771
Net interest income		$124,851			$124,091

(1)	Securities are shown at average amortized cost
(2)	Excluding unrealized gains or losses
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED LOAN BALANCES

(unaudited, dollars in thousands)

	2015		2014
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Residential real estate mortgages	$1,154,416	$1,125,886	$1,115,715	$1,099,912	$1,073,100
Commercial	1,147,586	1,140,114	1,144,761	1,179,616	1,203,882
Commercial real estate	1,423,489	1,349,940	1,334,984	1,284,775	1,279,070
Consumer	1,495,160	1,452,070	1,430,216	1,441,629	1,429,022
Home equity	550,237	555,013	569,595	581,159	589,414
Total loans	$5,770,888	$5,623,023	$5,595,271	$5,587,091	$5,574,488